Exhibit 99.1



                               [GRAPHIC OMITTED]
                                   WARRANTECH
                             Protecting Your Future


For Immediate Release
---------------------


Contacts:      Richard Gavino                      Virginia Stuart
               Chief Financial Officer             VP-Investor Relations
               Warrantech Corporation              Michael A. Burns & Associates
               817-785-1366                        214-521-8596
               richard_gavino@warrantech.com       vstuart@mbapr.com


                WARRANTECH REPORTS FISCAL 2004 FINANCIAL RESULTS


BEDFORD, Texas - Aug. 24, 2004 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, announced that it has filed its Form 10-K for the fiscal year ending March 31, 2004 which reports the company's financial results for the year.

         The filing of this report followed discussions which began more than one year ago between the company and the staff at the Securities and Exchange Commission (SEC). During these discussions the company sought guidance from the SEC staff concerning revenue recognition policies, including a new accounting pronouncement which became effective for transactions after June 30, 2003.

         Based upon the guidance received from the SEC staff, Warrantech now recognizes

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results


                                     -more-

revenues over the life of the service contracts which it administers. Despite Warrantech's cash flow generating power, the new revenue recognition pronouncement makes it unlikely that the company will reflect a profit until fiscal 2008. While there can be no assurance of profit in fiscal 2008, if business remains at current levels, the company expects revenues recognized from prior periods will equal the revenue being deferred to future periods.

         For the twelve months ended March 31, 2004, the company is showing a net loss of $0.5 million or $0.03 per diluted share, compared to net income of $1.5 million or $0.10 per diluted share for the fiscal year 2003, with $229.5 million of gross revenues not being recognized and being deferred to future periods.

         "Despite the reported loss, Warrantech's business grew in fiscal 2004," said Joel San Antonio, Warrantech chairman and chief executive officer. "The growth was driven by our international and consumer service divisions, while revenues from our automotive segment were lower. Overall gross revenues increased from $118.1 million in 2002 to $147.8 million in 2003 and $149.3 million in fiscal 2004. Over that same period, selling, general and administrative expenses decreased."

         "Warrantech's positive gross revenue growth and cost management were obscured by the new accounting policies which require that the majority of revenue from new contract sales must be deferred to future periods. Reporting a net loss when revenues increased and expenses were down is confusing, yet these results are due to the new accounting policies. However, our mission remains clear: Warrantech will continue creating and delivering a range of innovative products

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results


                                     -more-

while maximizing the service experience to the consumer," San Antonio said.


Gross Revenues

         Gross revenues for the year ended March 31, 2004, were $149.3 million, an increase of 2 percent, compared to $146.8 million for the same period last year. For the twelve months ended March 31, 2004, the international segment had gross revenues of $7.7 million, an increase of 44 percent compared to $5.4 million in the corresponding period a year ago. For the twelve-month period ended March 31, 2004, consumer products reported gross revenues of $39.0 million, up 16 percent compared to $33.7 million in the previous year. For the twelve months ended March 31, 2004, the automotive segment had gross revenues of $103.5 million, down 4 percent compared to $108.0 million in the prior year.


Direct Costs

         Direct costs are expenses related to the production and acquisition of service contracts. These costs consist primarily of insurance premiums and commission expenses. For the fiscal year ended March 31, 2004, direct costs were $87.4 million, up 40% compared with $62.5 million in fiscal 2003.


Service, Selling, General and Administrative (SG&A)

         For the fiscal year ended March 31, 2004, SG&A expenses were $29.9 million, down $0.7

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results


                                     -more-

million or 2 percent from $30.6 million in the prior year. The decrease in SG&A expense was attributed to a rigorous cost containment program, increased reliance on new technology, and a decrease in legal expense resulting from the settlement of several lawsuits during fiscal 2003. Employee and payroll expenses were $17.8 million, up 2 percent due to a rise in health care costs during fiscal 2004 compared to $17.5 million during the same period a year ago. Rent expense increased to $2.2 million for fiscal 2004, compared to $1.9 million for fiscal 2003, a result of the company's move to the new corporate headquarters in Bedford, Texas. Over time, rent expense is expected to diminish as operations were consolidated into one facility.


Income (Loss) from Operations

         For the twelve months ended March 31, 2004, loss from operations was $1.3 million, compared to income from operations of $1.1 million in the prior year.


About Warrantech:
-----------------
Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, jewelry, musical instruments, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers. The company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, access http://www.warrantech.com/.
--------------------------


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
         Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to be correct.

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results


                                     -more-

         These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the company's programs, (d) regulatory or legal changes affecting the company's business, (e) loss of business from, or significant change in relationships with any major customer, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes, (h) the adverse outcomes of litigation, (i) the non-payment of notes due from an officer and two directors of the company in 2007 which would result in a charge against earnings in the period in which the event occurred, (j) the inability of any of the insurance companies which insure the service contracts marketed and administered by the company to pay the claims under the service contracts, (k) the termination of extended credit terms being provided by the company's current insurance company, (l) the development of facts and circumstances which could affect existing accounting policies, and (m) the illiquidity of the company's common stock. Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the company, or should the company's underlying assumptions prove incorrect, actual results of operations, cash flows or the company's financial condition may vary materially from those anticipated, estimated or expected and there could be a materially adverse effect on the company's business.


                                      # # #

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          For the Years Ended
                                                                March 31,
                                                     ------------------------------
                                                          2004             2003
                                                     -------------    -------------
Gross revenues                                       $ 149,328,267    $ 146,754,611
                                                     -------------    -------------
     Revenues deferred to future periods               (14,929,216)      (2,582,371)
     Deferred revenues earned                          (14,437,772)     (45,934,893)
                                                     -------------    -------------
Net (increase) decrease in deferred revenues           (29,366,988)     (48,517,264)
                                                     -------------    -------------
Net revenues                                           119,961,279       98,237,347

Direct costs                                            87,427,618       62,549,340
                                                     -------------    -------------
Gross Profit                                         $  32,533,661    $  35,688,007
                                                     -------------    -------------

Operating expenses
  Service, selling, and general and administrative      29,931,180       30,573,275
  Provision for bad debt expense                           590,000          150,444
  Depreciation and amortization                          3,280,604        3,885,054
                                                     -------------    -------------
Total costs and expenses                                33,801,784       34,608,773
                                                     -------------    -------------

Income (loss) from operations                           (1,268,123)       1,079,234
Other income                                               574,460          774,274
                                                     -------------    -------------

Income (loss) before provision for income taxes           (693,663)       1,853,508
Provision for income taxes                                (177,292)         386,616
                                                     -------------    -------------

Net income (loss)                                    ($    516,371)   $   1,466,892
                                                     =============    =============

Earnings (loss) per share:
    Basic                                            ($       0.03)   $        0.10
    Diluted                                          ($       0.03)   $        0.10

Weighted average number of shares outstanding:
    Basic                                               15,344,563       15,317,881
    Diluted                                             15,569,608       15,398,910

Comprehensive Income

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                       March 31,      March 31,
                                                         2004           2003
                                                     ------------   ------------
A S S E T S
-----------

Current assets:
Cash and cash equivalents                            $  5,229,773   $  6,422,530
Investments in marketable securities                    1,370,731        843,980
Accounts receivable, (net of allowances of
   $233,667 and $230,064, respectively)                23,369,612     22,008,608
Other receivables - net                                 7,322,289      5,299,887
Deferred income taxes                                   3,478,250      2,098,171
Receivable from Reliance Warranty, Inc.                        --     15,892,635
Employee receivables                                       70,908         73,833
Prepaid expenses and other current assets                 728,265      1,218,392
                                                     ------------   ------------
   Total current assets                                41,569,828     53,858,036
                                                     ------------   ------------

Property and equipment, net                             5,746,851      8,296,313
                                                     ------------   ------------

Other assets:
Excess of cost over fair value of assets acquired
   (net of accumulated amortization of $5,825,405)      1,637,290      1,637,290
Deferred income taxes                                  18,879,171     19,792,378
Deferred direct costs                                 186,513,417    173,557,349
Investments in marketable securities                    1,083,400      1,355,263
Restricted cash                                           825,000        825,000
Split dollar life insurance policies                      900,145        877,126
Other assets                                               29,448         47,122
                                                     ------------   ------------
          Total other assets                          209,867,871    198,091,528

                                                     ------------   ------------
                    Total Assets                     $257,184,550   $260,245,877
                                                     ============   ============

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Warrantech Corporation                                             Aug. 24, 2004
FY 2004 Financial Results



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            March 31,        March 31,
                                                                              2004             2003
                                                                          -------------    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFIENCEY)
--------------------------------------------------------
Current liabilities:
   Current maturities of long-term debt and capital lease obligations     $     664,406    $     802,070
   Insurance premiums payable                                                31,613,047       36,070,992
   Income taxes payable                                                          48,099           81,236
   Accounts and commissions payable                                           7,083,459        8,118,371
   Claims loss liability                                                      5,608,893        9,262,407
   Accrued expenses and other current liabilities                             3,776,199        3,534,106
                                                                          -------------    -------------
      Total current liabilities                                              48,794,103       57,869,182
                                                                          -------------    -------------

Deferred revenues                                                           228,955,971      216,720,628
Claims loss liability                                                         3,882,685        9,491,578
Long-term debt and capital lease obligations                                    980,903        1,218,670
Deferred rent payable                                                           369,839          417,720
                                                                          -------------    -------------
   Total liabilities                                                        282,983,501      285,717,778
                                                                          -------------    -------------

Commitments and contingencies                                                        --               --

Stockholders' equity (Capital Defiency):
   Preferred stock - $.0007 par value authorized - 15,000,000
       Shares issued - none at Mar. 31, 2004 and Mar. 31, 2003                       --               --
   Common stock - $.007 par value authorized - 30,000,000                       116,106          115,714
       Shares issued - 16,586,283 shares at Mar. 31, 2004 and
       16,530,324 shares at March 31,2003
   Additional paid-in capital                                                23,800,228       23,760,809
   Loans to directors and officers                                          (10,747,470)     (10,462,094)
   Accumulated other comprehensive income, net of taxes                         150,801         (196,974)
   Retained earnings (deficit)                                              (34,931,059)     (34,414,686)
                                                                          -------------    -------------
                                                                            (21,611,394)     (21,197,231)
   Treasury stock - at cost, 1,187,606 shares at Mar. 31, 2004
       and 1,249,690 shares at March 31, 2003                                (4,187,557)      (4,274,670)
                                                                          -------------    -------------
           Total Stockholders' Equity (Capital Deficiency)                  (25,798,951)     (25,471,901)
                                                                          -------------    -------------

                                                                          -------------    -------------
        Total Liabilities and Stockholders' Equity (Capital Deficiency)   $ 257,184,550    $ 260,245,877
                                                                          =============    =============

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